SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported)            OCTOBER 20, 1999


                      ASCENT ENTERTAINMENT GROUP, INC.
           (Exact name of registrant as specified in its charter)


 DELAWARE                               0-27192              52-1930707
 (State or other jurisdiction   (Commission File Number)    (IRS Employer
  of incorporation)                                          Identification
                                                             No.)


        1225 SEVENTEENTH STREET, SUITE 1800, DENVER, COLORADO       80202
       (Address of principal executive offices)                   (Zip Code)


 Registrant's telephone number, including area code:   (303) 308-7000


                               NOT APPLICABLE
       (Former name or former address, if changed since last report)



 ITEM 5.  OTHER EVENTS.

      On October 20, 1999, Ascent Entertainment Group, Inc. ("Ascent") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Liberty Media Corporation ("Liberty"), AT&T Corp. ("Parent") and Ranger Acquisition Corp., a wholly owned subsidiary of Parent and an entity newly formed to participate in the transaction ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Ascent with Ascent surviving as a wholly owned subsidiary of Parent (the "Merger").

      In the Merger each outstanding share of common stock, par value $.01 per share, of Ascent ("Ascent Common Stock," Nasdaq: GOAL), will be converted into the right to receive 0.4626 shares of Liberty Media Group Class A Common Stock (NYSE: LMG.A). Based on the October 20, 1999 closing price of LMG.A of $37 5/16 per share, in the Merger Ascent stockholders will receive an aggregate of approximately $513.6 million in LMG.A shares, thus valuing each share of Ascent Common Stock at approximately $17.26.
 The equivalent value of each share of Ascent Common Stock at the closing of the Merger will depend on the market value of LMG.A at the closing. It is anticipated that the Merger should be tax-free to the stockholders of Ascent.

      LMG.A is issued by Parent. It is tracking stock designed to reflect the economic performance of the businesses and assets of Parent attributed to Liberty Media Group, which is a group of companies acquired by Parent in the TCI transaction. The businesses and assets of Liberty and its subsidiaries constitute the vast majority of the businesses and assets of Liberty Media Group.

      The Merger will not include the Colorado Avalanche, the Denver Nuggets or the Pepsi Center. Those businesses assets will be sold to The Sturm Group for approximately $461 million pursuant to a previously announced acquisition agreement. Ascent expects that closing to occur later this month.

      Donaldson, Lufkin & Jenrette is acting as financial advisor to Ascent and has rendered a fairness opinion to Ascent's board of directors that the exchange ratio offered in the merger is fair, from a financial point of view, to holders of Ascent Common Stock.

      Consummation of the Merger is subject to the affirmative vote of the holders of a majority of the outstanding shares of Ascent Common Stock, the approval of all appropriate governmental and regulatory authorities, the closing of the sale of the sports businesses and other customary conditions. The closing of the Merger is anticipated to occur in the first quarter of 2000.

      The summary description above of the Merger Agreement is qualified in its entirety by reference to Exhibit 2.1 attached hereto, which is incorporated by reference.

 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a)  Financial Statements of Business Acquired

                Not applicable.

      (b)  Pro Forma Financial Information

                Not applicable.

      (c)  Exhibits


            2.1 Agreement and Plan of Merger, dated as of October 20, 1999, by and among AT&T Corp., Ranger Acquisition Corp., Liberty Media Corporation and Ascent
                     Entertainment Group, Inc.

           99.1 Press Release of Liberty Media Corporation, dated October 21, 1999.


                                 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ASCENT ENTERTAINMENT GROUP, INC.



                               By:  /s/  Arthur M. Aaron
                                    _______________________________
                                    Arthur M. Aaron
                                    Vice President, Business and Legal
                                    Affairs And Secretary




 Dated:  October 21, 1999


                               EXHIBIT INDEX

 EXHIBIT


 2.1 Agreement and Plan of Merger, dated as of October 20, 1999, by and among AT&T Corp., Ranger Acquisition Corp., Liberty Media Corporation and Ascent Entertainment Group, Inc.

 99.1      Press Release of Liberty Media Corporation, dated October 21,
           1999.